Exhibit 1.1

2,350,000 Shares1

Aziyo Biologics, Inc.

Common Stock

UNDERWRITING AGREEMENT

December 1, 2022

CANTOR FITZGERALD & CO.

As Representative of the several

Underwriters named in Schedule I hereto

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Ladies and Gentlemen:

Aziyo Biologics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,350,000 shares (the “Firm Shares”) of Class A common stock, $0.001 par value per share (the “Class A common stock” and together with the Company’s Class B common stock, $0.001 par value per share, the “Common Stock”), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 352,500 additional shares of Class A common stock, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Cantor Fitzgerald & Co. is acting as representative (the “Representative”).

1.              Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-267197) under the Securities Act of 1933, as amended (the "Securities Act" or "Act") and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the "Rule 430B Information") or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement" and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term "Registration Statement" shall include the Rule 462(b) Registration Statement.

1       Plus an option to purchase up to 352,500 additional shares of Class A common stock to cover over-allotments.

The prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the "Base Prospectus." Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a "Preliminary Prospectus." Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the "Prospectus." Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "described," "contained," "included" or "stated" in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.              Representations and Warranties of the Company.

(a)            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i)            Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii)           Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, as applicable, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated November 30, 2022, any free writing prospectus set forth on Schedule III hereto and the information on Schedule IV hereto, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 8:30 a.m. (Eastern time) on the date of this Agreement.

(iii)          Issuer Free Writing Prospectuses.

(A)            Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B)             At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(C)             Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(iv)          Emerging Growth Company. From the time of the filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v)           Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications relating to the Securities, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications relating to the Securities. The Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(vi)          No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III hereto, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xiii) of this Agreement, and the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement.

(vii)         Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved except for any normal year-end adjustments in the Company’s quarterly financial statements, and except as otherwise stated in the notes thereto; the supporting schedules (if any) included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information, if any, included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that are reasonably likely to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements and the schedules (if any) filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii)        Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (i) neither the Company nor its subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise, settlement or forfeiture of outstanding options, the exercise of warrants or the conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or its subsidiary, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change, or any development involving a prospective material adverse change, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiary, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Securities.

(ix)          Organization and Good Standing. Each of the Company and its subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the state of Delaware. Each of the Company and its subsidiary has full corporate or limited liability company power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation or other organization in good standing (to the extent the concept of good standing is applicable in such jurisdiction) in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

(x)            Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or its subsidiary is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect or which are otherwise material in the context of the sale of the Securities. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or its subsidiary is subject or (y) which has as the subject thereof any officer or director of the Company or its subsidiary, any employee plan sponsored by the Company or its subsidiary or any property or assets owned or leased by the Company or its subsidiary, that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi)           Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound or to which any of the property or assets of the Company or its subsidiary is subject, (B) result in any violation of the provisions of the Company’s charter or bylaws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or its subsidiary or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as (x) may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws (or similar laws of any jurisdiction outside the United States), or (y) have already been obtained or waived, or will be obtained or waived prior to the Closing Date; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xii)         Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state and foreign securities laws, and were not issued in violation of or subject to any preemptive rights or other similar rights to subscribe for or purchase securities that have not been waived in writing or complied with, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company or its subsidiary is a party or by which the Company or its subsidiary is bound that will remain in effect following the First Closing Date, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”) that have not been validly waived and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise or has otherwise waived such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of the Company’s subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(xiii)        Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus and other stock plans or arrangements (the “Company Stock Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(xiv)        Compliance with Laws. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its subsidiary holds, and is operating in compliance with, all franchises, grants, authorizations, approvals, clearances, exemptions, registrations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business; (ii) all such franchises, grants, authorizations, approvals, clearances, exemptions, registrations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and (iii) neither the Company nor its subsidiary has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and its subsidiary are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xv)         Ownership of Assets. The Company and its subsidiary have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as would not reasonably be expected to result in an Material Adverse Effect or as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiary.

(xvi)        Intellectual Property. The Company and its subsidiary own or possess all rights (which, to the Company’s knowledge, are adequate, valid and enforceable) to use all patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, software, know-how and all other intellectual property and proprietary rights in the United States and foreign jurisdictions (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in, or necessary for, the conduct of the Company’s and its subsidiary’s business as now conducted or as proposed to be conducted, as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Furthermore, (A) to the knowledge of the Company, the Intellectual Property owned by or exclusively licensed to the Company and its subsidiary has not been infringed, misappropriated or otherwise violated by any third parties; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its subsidiary’s ownership of, or rights in or to, any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiary, and to the knowledge of the Company, the Intellectual Property exclusively licensed to the Company and its subsidiary, has not been adjudged invalid or unenforceable, in whole or in part, and, other than in connection with proceedings with the relevant patent, trademark, or similar intellectual property offices in relevant jurisdictions (including the United States Patent and Trademark Office) in the ordinary course of prosecuting, maintaining, obtaining, or registering patent rights, trademark rights, copyrights, or other Intellectual Property of the Company or its subsidiary, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its subsidiary infringes, misappropriates or otherwise violates any valid and enforceable Intellectual Property or other proprietary rights of any third parties, neither the Company or its subsidiary has received any written notice of any such claim, the Company is not aware of any other fact which would form a reasonable basis for any such claim and the Company and its subsidiary have not infringed, misappropriated or otherwise violated the Intellectual Property of any third party; (E) to the Company’s knowledge, no employee of the Company or its subsidiary is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant, in each case to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its subsidiary or actions undertaken by the employee while employed with the Company or its subsidiary and which would form a reasonable basis for claims by such former employers that the Company or its subsidiary infringes, misappropriates or otherwise violates any of their valid and enforceable Intellectual Property; (F) there is no prior art or public or commercial activity of which the Company is aware that may render any patent owned by or exclusively licensed to the Company or its subsidiary invalid or that would preclude the issuance of any patent on any patent application owned by or exclusively licensed to the Company or its subsidiary, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (G) to the Company’s knowledge, all issued patents owned by or exclusively licensed to the Company or its subsidiary are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application owned by or exclusively licensed to the Company or its subsidiary; (H) the Company and its subsidiary have taken reasonable steps necessary to secure the interests of the Company and its subsidiary in all Intellectual Property purported to be owned by the Company or its subsidiary from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (I) the Company and its subsidiary have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company and its subsidiary the value of which to the Company or its subsidiary is contingent upon maintaining the confidentiality thereof and, to the Company’s knowledge, no such Intellectual Property has been disclosed other than to employees, representatives, partners, legal or financial advisors and agents of the Company or its subsidiary all of whom are bound by written confidentiality agreement; and (J) to the Company’s knowledge, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property.

(xvii)       Health Care Authorizations. The Company and its subsidiary possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations, accreditations, provider or supplier numbers, or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business as presently conducted (“Permits”), including, without limitation, all such Permits required by the United States Food and Drug Administration (the “FDA”), the United States Department of Health and Human Services (“HHS”), the United States Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMA”), Health Canada or any other comparable state, federal or foreign agencies or bodies to which it is subject (the “Regulatory Agencies”), and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit, except where the failure to possess, or revocation, modification or non-compliance with such Permits would not, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xviii)      Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company or its subsidiary, or in which the Company or its subsidiary have participated, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research standards and all applicable statutes, rules and regulations of the applicable Regulatory Agencies and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Disclosure Statement and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such trials; the Company has no knowledge of any studies, tests or trials not described in the Time of Sale Disclosure Package and the Prospectus the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and neither the Company nor its subsidiary has received any written notices from any Regulatory Agency or any institutional review board requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(xix)        Compliance with Health Care Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since August 1, 2017, the Company, its subsidiary and, to the Company’s knowledge, their respective directors, employees and agents (while acting in such capacity) have been in compliance with all local, state, federal and foreign administrative healthcare laws, rules and regulations which are applicable to the Company and its subsidiary, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) (“HIPAA”), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. sections 286 and 287, the healthcare fraud criminal provision under HIPAA, the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws (collectively, “Health Care Laws”). The Company has not received any written notification, correspondence or communication, including written notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the EMA, Health Canada, the U.S. Federal Trade Commission, CMS, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The statements with respect to Health Care Laws and the Company’s compliance therewith included in the Preliminary Prospectus, in the Time of Sale Disclosure Package and in the Prospectus fairly summarize the matters therein described.

(xx)          No Shutdowns or Prohibitions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since August 1, 2017, neither the Company nor its subsidiary has had any product manufacturing site (whether Company-owned or that of a third party manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action, except for such actions, which if determined adversely to the Company or its subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)         No Safety Notices. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its subsidiary’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or its subsidiary’s products or services, (y) a change in labeling of any the Company’s or its subsidiary’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s or its subsidiary’s respective products or services.

(xxii)        No Violations or Defaults. Neither the Company nor its subsidiary is (A) in violation of its respective charter, bylaws or operating agreement, as applicable, or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it is bound, or to which any of the property or assets of the Company or its subsidiary is subject except, in the case of this clause (B), as would not reasonably be expected to have a Material Adverse Effect.

(xxiii)      Taxes. The Company and its subsidiary have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (other than any which the Company or its subsidiary is contesting in good faith), except where the failure to pay such taxes or file such tax returns would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or its subsidiary for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxiv)      Exchange Listing and Exchange Act Registration. The Class A common stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for listing on The Nasdaq Stock Market LLC and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A common stock under the Exchange Act or delisting the Class A common stock from The Nasdaq Stock Market LLC nor has the Company received any notification that the Commission or The Nasdaq Stock Market LLC is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of The Nasdaq Stock Market LLC for maintenance of inclusion of the Class A common stock thereon. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement. The Company has filed a notification form to include the shares of Class A common stock that constitute the Securities, and/or the securities underlying the Securities, on The Nasdaq Stock Market LLC.

(xxv)        Ownership of Other Entities. Other than the subsidiary of the Company listed in Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxvi)       Internal Controls. The Company and its subsidiary, taken as a whole, maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiary who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter for such committee that satisfies the requirements of the Exchange Rules in all material respects.

(xxvii)     No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxviii)    Insurance. The Company and its subsidiary carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business and the value of its properties and the properties of its subsidiary and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or its subsidiary or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiary are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(xxix)       Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx)        Eligibility to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and the offering and sale of the Securities will comply with the transaction requirements with respect to the aggregate market value of securities that may be offered and sold during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.

(xxxi)       Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make.

(xxxii)      Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxiii)     Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiary have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act.

(xxxiv)     Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiary, its affiliates and any of their respective officers or directors or, to the Company’s knowledge, agents or employees, has not violated, its participation in the offering will not violate, and the Company and its subsidiary have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (A) applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law, rule or regulation of similar purposes and scope or (B) applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any applicable Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any applicable orders or licenses issued thereunder.

(xxxv)      OFAC.

(A)            Neither the Company nor its subsidiary, nor any of their directors or officers or, to the Company’s knowledge, employees, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or its subsidiary, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)            Neither the Company nor its subsidiary will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)            to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)            in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)             For the past five years, neither the Company nor its subsidiary has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxvi)    Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor its subsidiary is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor its subsidiary anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxvii)   Compliance with Occupational Laws. The Company and its subsidiary (A) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or its subsidiary relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that would reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxviii)   ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would reasonably be expected to subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiary has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or its subsidiary or (y) the Company or its subsidiary has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(xxxix)     Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor its subsidiary has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xl)            Labor Matters. No labor problem or dispute with the employees of the Company or its subsidiary exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to result in a Material Adverse Effect.

(xli)         Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xlii)        Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xliii)       Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xliv)       Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv)        FinCEN Matters. To the Company’s knowledge, all of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, and correct in all material respects.

(xlvi)       Cybersecurity. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including all data of their respective employees, vendors, customers, members and any other third party data maintained by or on behalf of the Company and its subsidiary) (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiary as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; and (ii) the Company and its subsidiary have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same.

(xlvii)      Compliance with Data Privacy Laws. The Company and its subsidiary are, and since August 1, 2017 have been, in material compliance with applicable state and federal data privacy and security laws and regulations, including, to the extent applicable, HIPAA, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) and the California Consumer Privacy Act (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiary have in place, comply in all material respects with, and take commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiary have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company further confirms that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any violation of any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability by any Governmental Authority under any Privacy Law.

(b)            Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3.              Purchase, Sale and Delivery of Securities.

(a)            Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,350,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $4.44125 per share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by the Company pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I hereto.

(b)            Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to 352,500 Option Shares, hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c)            Payment and Delivery.

(i)            The Class A common stock to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter. Any transfer taxes payable in connection with the transfer of the Securities to the Underwriters shall be duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December 5, 2022 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representative in each written notice given by the Representative of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing”.

(ii)           The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(k) hereof, will be delivered at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105 (the “Closing Location”), and the Class A common stock to be purchased by each Underwriter hereunder will be delivered to the Representative, through the facilities of the DTC, for the account of such Underwriter at such Closing. A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d)            Purchase by Representative on Behalf of Underwriters. It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4.              Covenants.

(a)            Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i)            Required Filings. During the period beginning on the date hereof and ending on such date as the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an issuer free writing prospectus containing the selling terms of the Securities and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each issuer free writing prospectus.

(ii)           Notification of Certain Commission Actions. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Securities, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement relating to the Securities or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement relating to the Securities becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the Class A common stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use commercially reasonably efforts to obtain the lifting of such order as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)          Continued Compliance with Securities Laws.

(A)            During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)             If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv)          Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v)           Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)          Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)        Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities (provided, that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to this clause (E) and the foregoing clause (C) will not exceed $25,000 in the aggregate (excluding filing fees)), (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and (if applicable) travel and lodging expenses of the representatives and officers of the Company and any such consultants (it being understood that the Underwriters will pay or cause to be paid any travel and lodging expenses of their representatives) (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used in connection with the road show by the Company and the Underwriters), (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company has agreed to reimburse the underwriters for an amount equal to $50,000 for certain legal expenses related to the offering. If (i) this Agreement is terminated by the Representative pursuant to Section 9(a)(i)-(ii) hereof, or (ii) the sale of the Securities provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled (other than, in each case, by reason of a termination of this Agreement by the Underwriters upon the occurrence of any of the events described in Section 9(a)(iii) through 9(a)(vi) hereof), the Company will reimburse the several Underwriters for all reasonable and documented out-of-pocket accountable disbursements (including but not limited to the reasonable and documented fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder (provided that, in the event this Agreement is terminated pursuant to Section 8(b) hereof, the Company will be under no obligation to reimburse any Underwriter that failed to take up and pay for the amount of Securities agreed by such Underwriter to be purchased hereunder). It is understood, however, that except as explicitly set forth in this Section 4(a)(vii), the Underwriters will pay all of their own costs and expenses.

(viii)        Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(ix)          Company Lock Up. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant, to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided that the foregoing restrictions will not apply to (i) the Securities to be sold hereunder; (ii) the issuance of shares of Common Stock and the granting of stock options, restricted stock units and/or other equity awards pursuant to equity incentive plans, non-employee director compensation plans or other equity compensation plans existing on the date of this Agreement and described in the Registration Statement, Time of Sale Prospectus and the Prospectus, provided that the recipients of any such shares of Common Stock or of any stock options, restricted stock units or other equity awards that vest within the Lock-Up Period execute a lock-up agreement substantially in the form of Exhibit A hereto; (iii) the issuance of shares of Common Stock upon the exercise of an option or warrant, or the conversion, exercise or exchange of any other securities convertible into or exercisable or exchangeable for shares of Common Stock, which option, warrant or other convertible, exercisable or exchangeable securities are outstanding as of the date of this Agreement; (iv) facilitating the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (y) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period; (v) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any equity incentive plan, non-employee director compensation plan or other equity compensation plan of the Company described in in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or any such plan assumed under the circumstances contemplated by the following clause (vi)(1); and (vi) the sale or issuance of, or entry into an agreement providing for the sale or issuance of, Common Stock, or securities convertible into or exercisable or exchangeable for, Common Stock in connection with (1) the acquisition of the securities, business, technology, property or other assets of another person or entity, or pursuant to any employee benefit or other equity compensation plan (or any obligations thereunder) assumed in connection with any such acquisition, (2) joint ventures, (3) commercial relationships or (4) other strategic transactions, provided that (x) the aggregate number of shares of Common Stock, or securities convertible into or exercisable or exchangeable for, Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (vi) shall not exceed 7.5% of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the issuance and sale of the Securities pursuant to this Agreement, and (y) each recipient of Common Stock, or securities convertible into or exercisable or exchangeable for, Common Stock pursuant to this clause (vi) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

(x)           Stockholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II hereto. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xi)          No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xii)         SEC Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)        Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representative, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V hereto, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xiv)        Emerging Growth Company. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the Lock-Up Period.

5.              Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (each, a “Closing Date”) (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)            Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any issuer free writing prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such issuer free writing prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b)            Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)            Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, (i) neither the Company nor its subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and (ii) there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the exercise, settlement or forfeiture of outstanding options, the exercise of warrants or the conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or its subsidiary, or any Material Adverse Effect(whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)            No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e)            Opinion and Negative Assurance Letter of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Company, dated such Closing Date and addressed to you, in form and substance reasonably satisfactory to you.

(f)            Comfort Letter. On the date hereof and on each Closing Date you, as Representative of the several Underwriters, shall have received a letter of PricewaterhouseCoopers LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(g)            Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           There have been no material adverse change or any development that would reasonably be expected to result in a material adverse change of a type described in clause (i) of the last sentence of Section 2(a)(viii), whether or not arising in the ordinary course of business; and

(iii)          No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(h)            Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(i)            Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(j)            FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(k)            Exchange Listing. The Class A common stock to be delivered on the Closing Date will have been approved for listing on the Nasdaq Global Market, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.              Indemnification and Contribution.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred), joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, any Written Testing-the-Waters Communication or any road show, in the light of the circumstances under which such statements were made) not misleading, or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred) to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, any Written Testing-the-Waters Communication or any road show, in the light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Notice and Procedures. Promptly after receipt by an indemnified party under paragraph (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under paragraph (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)            Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)            Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the second paragraph under the caption "Underwriting", in the first, second and third paragraphs under the caption "Underwriting–Stabilization, Short Positions and Penalty Bids" and in the only paragraph under the caption "Underwriting–Electronic Distribution" in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7.              Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

8.              Substitution of Underwriters.

(a)            Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)            Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)            Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)            No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.              Termination.

(a)            Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Stock Market or New York Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by U.S. federal or New York state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective.

(b)            Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.            Default by the Company.

(a)            Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)            No Relief from Liability. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

11.            Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier, to the Representative c/o Cantor Fitzgerald & Co. 499 Park Avenue, New York, NY 10022, email: sage.kelly@cantor.com and #legal-IBD@cantor.com to the attention of Head of Investment Banking and General Counsel, respectively; and (ii) if to the Company, shall be mailed or delivered to it at 12510 Prosperity Drive, Suite 370, Silver Spring, Maryland 20904 Attention: Jeffrey Hamet, with a copy to Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Wesley C. Holmes, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.            Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.            Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.            Engagement Letter.

(a)            Reference is made to that certain letter agreement, dated November 8, 2022, by and between the Company and the Representative (“Engagement Letter”).

(b)            The Company and the Representative hereby acknowledge and agree that, as of the effectiveness of this Agreement (but subject to the Closing hereunder), Sections 1, 2, 3 and 4 of the Engagement Letter shall be deemed superseded and replaced in their entirety by this Agreement, and shall have no further force or effect.

(c)            The Company and the Representative hereby acknowledge and agree that, as of the effectiveness of this Agreement, Section 7 and Annex A of the Engagement Letter shall not be enforceable solely in connection with this Agreement and the transactions contemplated by this Agreement.

(d)            The Company and the Representative hereby acknowledge and agree that, upon the Closing hereunder, the minimum discounts and commissions payable to the Representative shall be equal to at least the Minimum Financing Fee (as defined in the Engagement Letter).

(e)            The Company and the Representative hereby acknowledge and agree that, upon the Closing hereunder, the Successful Transaction Condition (as defined in the Engagement Letter) shall have been satisfied.

(f)            In accordance with Section 6 under the Engagement Letter, the Company hereby provides notice that, and each of the Company and the Representative hereby agree that, effective upon the Closing, the Term (as defined in the Engagement Letter) is terminated.

19.            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Aziyo Biologics, Inc.

By	/s/ Matthew Ferguson
Name: Matthew Ferguson
Title: Chief Financial Officer

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

Cantor Fitzgerald & Co.

By	/s/ Sage Kelly
Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Cantor Fitzgerald & Co.	2,350,000

Total	2,350,000

(1)	The Underwriters may purchase up to an additional 352,500 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Matthew Ferguson

Thomas Englese

Jeffrey Hamet

C. Randall Mills, Ph.D.

Michelle Williams

Non-Employee Directors

David Colpman

Maybelle Jordan

Brigid A. Makes

Kevin Rakin

W. Matthew Zuga

Certain Stockholders

HighCape Capital, L.P.

HighCape Co-Investment Vehicle I, LLC

HighCape Co-Investment Vehicle II, LLC

HighCape Partners QP, L.P.

HighCape Partners, L.P.

Kevin L. Rakin Irrevocable Trust

SCHEDULE III

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE IV

Pricing Information

Number of Firm Shares Being Offered: 2,350,000 shares of Class A common stock

Number of Option Shares Being Offered: 352,500

Public Offering Price Per Share: $4.75

Underwriting Discounts and Commissions: 6.5%

EXHIBIT A

Form of Lock-Up Agreement

, 2022

Cantor Fitzgerald & CO.

As representative of the underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o Cantor Fitzgerald & Co.

110 East 59th Street

New York, New York 10022

Dear Sirs and Madams:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, par value $0.001 per share (the “Common Stock”), of Aziyo Biologics, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Cantor Fitzgerald & Co.  (the “Representative”) during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock; or (4) publicly disclose the intention to do any of the foregoing. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

The Lock-Up Period will commence on the date of this lock-up agreement (this “Agreement”) and continue and include the date that is 90 days after the date of the final prospectus used to sell Common Stock in the Offering pursuant to the Underwriting Agreement, to which you are or expect to become parties.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Securities:

(i) as a bona fide gift or gifts;

(ii) to an immediate family member of the undersigned or to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to a corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) in distributions of the Undersigned’s Securities to current or former limited or general partners, limited liability company members, stockholders or other equity holders of the undersigned, or to the estate of any such partner, member, stockholder or other equity holder;

(iv) if the undersigned is a trust, to the beneficiary of such trust or the estate of any such beneficiary;

(v) by testate succession or intestate succession;

(vi) by operation of law, including pursuant to a qualified domestic relations order, or in connection with a divorce settlement or other order of a court or administrative or regulatory agency;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses (i) through (vi) above; or

(viii) pursuant to the Underwriting Agreement;

provided, that (A) in the case of clauses (i)-(v) and (vii), such transfer shall not involve a disposition for value, (B) in the case of clauses (i)-(vii), each donee, devisee, transferee or distributee shall agree in writing with the Underwriters to be bound by the terms of this Agreement, and (C) in the case of clauses (i)-(iv) and (vii) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer or distribution. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to:

(i) (a) the exercise or settlement, as the case may be, of stock options, restricted stock units or other equity awards granted pursuant to the Company’s equity incentive plans described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or (b) the exercise of any warrant to purchase shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, which warrant is disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise or settlement, and provided further that (x) no public filing, report or announcement shall be voluntarily made during the Lock-Up Period in connection with such exercise or settlement, and (y) if any filing under Section 16(a) of the Exchange Act, or any other public filing, report or announcement of such exercise or settlement shall, in the reasonable judgment of the undersigned, be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and circumstances of such transfer;

(ii) transfers of the Undersigned’s Securities to the Company upon (a) a vesting event of any equity award granted under any equity incentive plan of the Company, or (b) the exercise or settlement, as applicable, of options, restricted stock units, other equity awards or warrants in accordance with clause (i) of this paragraph, in each case, on a “net” or “cashless” exercise basis and/or to cover tax withholding obligations in connection therewith; provided that such restrictions shall apply to any of the Undersigned’s Securities issued upon such exercise or settlement, and provided further that (x) no public filing, report or announcement shall be voluntarily made during the Lock-Up Period in connection with such exercise or settlement, and (y) if any filing under Section 16(a) of the Exchange Act, or any other public filing, report or announcement of such exercise or settlement shall, in the reasonable judgment of the undersigned, be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and circumstances of such transfer;

(iii) transfers of the Undersigned’s Securities to the Company in connection with the death or disability of the undersigned or the termination of the undersigned’s employment or other service with the Company; provided that (x) no public filing, report or announcement shall be voluntarily made during the Lock-Up Period in connection with such transfer, and (y) if any filing under Section 16(a) of the Exchange Act, or any other public filing, report or announcement of such transfer shall, in the reasonable judgment of the undersigned, be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and circumstances of such transfer;

(iv) transfers of the Undersigned’s Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of Common Stock involving a change of control of the Company (for purposes hereof, “change of control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of the Company’s Common Stock if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Securities shall remain subject to the restrictions contained in this Agreement;

(v) transfers or other dispositions of Common Stock purchased by the undersigned in the Offering (other than any issuer-directed Common Stock purchased by an executive officer or director of the Company) or in the open market following the Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Common Stock purchased by the undersigned in the Offering or in the open market following the Offering; or

(vi) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the applicable requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (x) no sales or transfers of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (y) such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period unless, in any such case, such announcement or filing includes a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby further authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that this Agreement will automatically terminate and the undersigned shall be released from all obligations under this Agreement if (i) the Company, on the one hand, or the Representative, on the other hand, notifies the other that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Underwriting Agreement has not been executed by December 31, 2022.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

Printed Name of Holder

By:	Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)